Filed by Time Warner Telecom Inc. Pursuant to Rule 425

Under the Securities Act of 1933

Subject Company: Time Warner Telecom Inc.

Commission File No. of Subject Company: 0-30218

Exhibit 99.1

CONTACTS:

Investor Relations:	Media Relations:
Carole Curtin	Bob Meldrum
carole.curtin@twtelecom.com	bob.meldrum@twtelecom.com
303-566-1000	303-566-1354

Time Warner Telecom to Acquire Xspedius Communications for $531.5 million

— Acquisition expands metro fiber footprint to 75 markets, 30 states & District of Columbia —

LITTLETON, Colo. – July 27, 2006 – Time Warner Telecom Inc. (NASDAQ: TWTC), a leading provider of managed voice and data networking solutions for business customers, today announced it signed a definitive agreement to acquire Xspedius Communications, LLC., a privately held company which provides telecommunications services to businesses across the U.S.

Under the terms of the agreement, Time Warner Telecom will pay total consideration of $531.5 million, consisting of $212.5 million in cash and $319 million in shares of Time Warner Telecom’s Class A Common Stock. The company will assume no debt in the acquisition.

Xspedius is a metro fiber-based provider of integrated communications services primarily to enterprise businesses as well as carrier customers. Xspedius provides a comprehensive suite of high quality services, including metro Ethernet, local and long distance voice, data and dedicated Internet access services, in 43 markets, across 18 states and the District of Columbia.

“This acquisition significantly broadens the already extensive nature of our local assets and national capabilities,” said Larissa Herda, Chairman, CEO and President of Time Warner Telecom. “The marketplace continues to validate our long-held view of the value of last mile connectivity to enterprise customers. This strategic acquisition further expands our network reach and market density for serving multi-location and multi-city enterprise customers, increasing the number of markets we serve from 44 to 75, and enhances our ability to further fuel our enterprise growth.”

“For the full year 2007, we expect Xspedius’ stand alone operations to generate approximately $230 to $250 million of revenue, $40 to $50 million of Modified-EBITDA1 and $20 to $25 million in Unlevered Free Cash Flow2 before synergies and integration costs,” said Mark Peters, Time Warner Telecom’s Chief Financial Officer. “We expect to achieve significant annualized cost synergies of approximately $40 to $50 million within 12 to 18 months of closing, and expect $40 to $50 million in one-time investments to integrate the business. These integration costs include investments to interconnect our network assets in order to overlay our product portfolio to drive additional enterprise revenue growth.” Time

Warner Telecom expects to achieve the cost synergies by leveraging existing local and regional operating structures and optimizing network capabilities and costs.

The stock consideration is subject to a 20% symmetrical collar adjustment. This adjustment is based on the average share price of Time Warner Telecom’s Class A common shares for the 20 trading days prior to closing as compared to $14.57. The consideration will be adjusted for a stock price decrease in the form of additional cash and stock, or for a stock price increase by decreasing the stock consideration.

“We are looking forward to being an investor in Time Warner Telecom,” said Jim Lynch, representative of majority Xspedius owner, Thermo Capital Partners, and Chairman of Xspedius Communications. “Time Warner Telecom is clearly an innovative market leader. I am impressed with their ability to serve the enterprise customer with a broad range of services, their market success, and the scalability of their business model. This combination creates significant synergies and will enhance Time Warner Telecom’s overall growth rate.”

“The Xspedius team is enthusiastic about the opportunity to partner with Time Warner Telecom,” said Paul Pierron, President and CEO of Xspedius. “The enhancements this merger brings will provide our customers new and expanded service opportunities. The combination of these two companies solidifies Time Warner Telecom’s position as a leading national provider of network services to enterprise customers.”

Closing is expected within six months, and is subject to customary conditions, including the receipt of applicable federal and state regulatory approvals. The transaction has been approved by the required majority consent of equity holders of Xspedius Communications and does not require a Time Warner Telecom shareholder vote.

Evercore Partners acted as financial advisor to Time Warner Telecom, and Wachtell, Lipton, Rosen & Katz and Faegre & Benson acted as legal advisors. Brown Brothers Harriman acted as financial advisor to Xspedius Communications and Taft, Stettinius & Hollister acted as legal advisor.

Time Warner Telecom plans to conduct a webcast conference call on July 28, at 8:00 a.m. MDT (10:00 a.m. EDT). To access the webcast and the financial and statistical information to be discussed in the webcast, visit www.twtelecom.com under “Investor Relations.”

About Time Warner Telecom

Time Warner Telecom Inc., headquartered in Littleton, Colo., provides managed network services, specializing in Ethernet and transport data networking, Internet access, local and long distance voice, VoIP and security, to enterprise organizations and communications services companies throughout the U.S. As a leading provider of integrated and converged network solutions, Time Warner Telecom delivers customers overall economic value, quality, service, and improved business productivity. Please visit www.twtelecom.com for more information.

Forward-Looking Statements

The statements in this press release concerning the outlook for 2006 and beyond, including without limitation anticipated revenue, cash flow, capital expenditures and expected integration costs and synergies related to the acquisition, the effects of the acquisition on Time Warner Telecom as well as the timing and expected completion of the transaction, are forward-looking statements that reflect Time Warner Telecom management’s views with respect to future events and financial performance. These statements are based on Time Warner Telecom management’s current expectations and are subject to risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks summarized in the Company’s filings with the SEC, especially the section entitled “Risk Factors” in its 2005 Annual Report on Form 10-K and risks that the Company may not be able to achieve the anticipated revenue, cash flow, cost savings and other synergies and other benefits related to the acquisition, that capital expenditures and integration costs for the acquired business may exceed those projected, and that the acquisition may not be completed on the schedule contemplated or at all. Time Warner Telecom undertakes no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(1)	The Company uses a modified definition of EBITDA to eliminate certain non-cash and non-operating income or charges to earnings to enhance the comparability of its financial performance from period to period. Modified EBITDA (or “M-EBITDA”) is defined as net income or loss before depreciation, amortization, accretion, asset impairment charge, interest expense, interest income, investment gains and losses, income tax expense or benefit, cumulative effect of change in accounting principle, and, beginning the first quarter of 2006, non cash stock-based compensation.

(2)	The Company defines un-levered free cash flow as Modified EBITDA less capital expenditures.

Important Information and Where to Find It

In connection with the proposed transaction, Time Warner Telecom Inc. intends to file a registration statement and other materials with the Securities and Exchange Commission (the “SEC”). Security holders affected by the business combination transaction referenced in this press release are strongly advised to read, when they become available, the prospectus and related materials regarding the business combination transaction referenced in this press release, as well as any amendments and supplements to those documents because they will contain important information.

Investors will be able to obtain free copies of the registration statement and other materials, when they become available, as well as other filings containing information about Time Warner Telecom and the transaction, without charge, at the SEC’s website at http://www.sec.gov. These documents may also be obtained for free from Time Warner Telecom by directing a request to Time Warner Telecom, 10475 Park Meadows Drive, Littleton, CO 80124. Attention: Investor Relations.

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